EXHIBIT 8
                                                                      ---------



Significant Subsidiary                              Country of                       Name under which significant subsidiary does
                                                    Incorporation                                       business
Head Holding Unternehmensbeteiligung GmbH           Austria                          Head Holding Unternehmensbeteiligung GmbH
HTM Sport-und Freizeitgerate AG                     Austria                          HTM, Tyrolia
Head Sport AG                                       Austria                          Head Sport AG
Head Tyrolia GmbH                                   Austria                          Head Tyrolia GmbH
Head Technology GmbH                                Austria                          Head Technology GmbH
Tyrolia Technology GmbH                             Austria                          Tyrolia Technology GmbH
Head Tyrolia Sports Canada Inc.                     Canada                           Head Tyrolia Sports Canada Inc.
Head Sport s.r.o.                                   Czech Republic                   Head Sport s.r.o.
OU HTM Sport Eesti                                  Estonia                          HTM Sport Estonia Inc.
Head Tyrolia Sports S.A.                            France                           Head Tyrolia Sports S.A.
HTM Deutschland GmbH                                Germany                          HTM Deutschland GmbH
Head UK Ltd.                                        Great Britain                    Head UK
Penn Racquet Sports Co.                             Ireland                          Penn Racquet Sports Co.
HTM Sport S.p.A.                                    Italy                            Mares, HTM Sport
HTM Sports Japan KK                                 Japan                            HTM Sports Japan KK
HTM Head Tyrolia Mares Iberica S.L.                 Spain                            HTM Head Tyrolia Mares Iberica S.L.
HTM Sports Corp.                                    Switzerland                      HTM Sports Corp.
HTM USA Holdings Inc.                               USA                              HTM USA Holdings Inc.
Head USA Inc.                                       USA                              Head Penn Racquet Sports, Head Tyrolia Winter
                                                                                     Sports
Penn Racquet Sports Inc.                            USA                              Penn Racquet Sports Inc.